Exhibit 99.1

Forestar Announces Pricing of $300 Million Offering of Senior Unsecured Notes

ARLINGTON, Texas – (Business Wire) – February 18, 2020 – Forestar Group Inc. (NYSE: FOR) (“Forestar”) today announced that it has priced an offering of $300 million aggregate principal amount of 5.000% senior unsecured notes due 2028 (the “Notes”). The Notes were offered and will be sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The offering is expected to close on February 25, 2020, subject to customary closing conditions.

The Notes will rank equally in right of payment to all of Forestar’s existing and future senior unsecured debt. Interest will be payable semi-annually at a rate of 5.000% per year for the Notes. The Notes will mature on March 1, 2028.

Forestar intends to use the net proceeds from this offering to repay at maturity on March 1, 2020 its existing 3.75% Convertible Senior Notes due 2020 and for general corporate purposes, including to fund land acquisition and development activities.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Forestar Group Inc.

Forestar Group Inc. is a residential lot development company with operations in 51 markets and 20 states at December 31, 2019 and is a majority-owned subsidiary of D.R. Horton, Inc. (“D.R. Horton”), the largest homebuilder by volume in the United States since 2002.

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date this release was issued. Forestar does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effect of D.R. Horton’s controlling level of ownership on Forestar and the holders of Forestar’s securities; Forestar’s ability to realize the potential benefits of the strategic relationship with D.R. Horton; the effect of Forestar’s strategic relationship with D.R. Horton on its ability to maintain relationships with its vendors and customers; demand for new housing, which can be affected by a number of factors including the availability of mortgage credit, job growth and fluctuations in interest rates; competitive actions by other companies; accuracy of estimates and other assumptions related to investment in and development of real estate, the expected timing and pricing of land and lot sales and related cost of real estate sales; Forestar’s ability to comply with its debt covenants, restrictions and limitations; Forestar’s ability to hire and retain key personnel; changes in governmental policies, laws or regulations and actions or restrictions of regulatory agencies; general economic, market or business conditions where Forestar’s real estate activities are concentrated; Forestar’s ability to achieve its strategic initiatives; Forestar’s ability to obtain future entitlement and development approvals; Forestar’s ability to obtain or the availability of surety bonds to secure its performance related to construction and development activities and the pricing of bonds; obtaining reimbursements and other payments from governmental districts and other agencies and timing of such payments; the levels of resale housing inventory in Forestar’s projects and the regions in which they are located; fluctuations in costs and expenses, including impacts from shortages in materials or labor; the opportunities (or lack thereof) that may be presented to Forestar and that it may pursue; the strength of Forestar’s information technology systems and the risk of cybersecurity breaches; and the conditions of the capital markets and Forestar’s ability to raise capital to fund expected growth. Additional information about issues that could lead to material changes in performance is contained in Forestar’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Investor Relations:

Jessica Hansen, 817-390-8195

InvestorRelations@forestar.com